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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): March 26, 2007
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

Table of Contents

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into Material Definitive Agreement
     On March 26, 2007, we agreed to sell substantially all of our business assets to Tide Acquisition Corporation. The purchase price is $25.5 million. Tide was the winning bidder in an auction ordered by the Bankruptcy Court. The sale of our customer lines is subject to state regulatory approvals, which we expect to obtain within several months. At that time, and subject to satisfaction of other customary closing conditions, the parties would close and Tide would pay to us the remainder of the purchase price. During this interim period Tide will manage our business operations under a Management Services Agreement (to the extent permitted by applicable law). Copies of the Asset Purchase Agreement and Management Services Agreement are attached as Exhibits A and B to this Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
The following exhibits are included with this Form 8-K:

Exhibit A	Asset Purchase Agreement, including Addendum No. 1

Exhibit B	Management Services Agreement
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2007.

TRINSIC, INC.

	BY:	/s/ Horace J. Davis, III
	Name:	Horace J. Davis, III
	Title:	Chief Executive Officer
A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.